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                                                                   Exhibit 3.02


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                             K & F INDUSTRIES, INC.

                             AS OF OCTOBER 15, 1997

                                   ARTICLE I
                                    OFFICES

Section 1.    Registered Office in Delaware.

     The registered office of K & F Industries, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

Section 2.    Other Offices.

     The Corporation may have such other offices in such places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                     MEETINGS OF STOCKHOLDERS; STOCKHOLDERS'
                           CONSENT IN LIEU OF MEETING

Section 1.    Annual Meeting.

     The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated by the Board of Directors.



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Section 2.    Special Meetings.

     A special meeting of stockholders, for any purpose or purposes, may be called at any time by any member of the Board of Directors or by the Chairman of the Board. Any such meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated in the notice of such meeting.

Section 3.    Notice of Meeting.

     Unless waived in writing by the stockholder of record or unless such stockholder is represented thereat in person or by proxy, each stockholder of record shall be given written notice of each meeting of stockholders, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given at least ten days and no more than sixty days before the date fixed for such meeting.

Section 4.    Quorum.

     At each meeting of stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 5.    Voting.

     Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders each holder of record of the issued and outstanding stock of the Corporation entitled to vote thereat shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder. Shares of capital stock of the Corporation belonging to the Corporation directly or indirectly shall not be voted directly or indirectly. At all meetings of stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote thereat, except as otherwise required by the laws of the State of Delaware. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of stockholders and entitled to vote thereat or so



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directed by the chairman of the meeting or required by the laws of the State of
Delaware, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

Section 6.    Stockholders' Consent in Lieu of Meeting.

     Any corporate action requiring a vote of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such writing or writings shall be filed with the minutes of stockholders' meetings and prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

                                  ARTICLE III
                               BOARD OF DIRECTORS

Section 1.    General Powers.

     The property, business and affairs of the Corporation shall be managed by the Board of Directors.

Section 2.    Number and Term of Holding Office.

     The number of directors which shall constitute the whole Board of Directors shall be nine, or such other number of directors as the Board may determine from time to time. Each of the directors of the Corporation shall hold office until the annual meeting next after his election and until his successor shall be elected and shall qualify or until his earlier death or resignation or removal in the manner hereinafter provided.

Section 3.    Organization and Order of Business.

     Except as otherwise provided in Article IV Section 2, at each meeting of the Board of Directors, any director chosen by a majority of the directors present thereat shall act as chairman of the meeting and preside thereat. The Secretary of the Corporation or, in the case of his absence, any person whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.




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Section 4.    Resignations.

     Any director may resign at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.    Removal of Directors.

     Any director may be removed, either with or without cause, at any time by vote of a majority in interest of the stockholders of Corporation.

Section 6.    Vacancies.

     Any vacancy in the Board of Directors, arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose.

Section 7.    Place of Meeting.

     The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

Section 8.    Meetings.

     (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business.

     (b) Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time determine or upon call by the President of the Corporation.

Section 9.    Notice of Meetings.

     The Secretary of the Corporation shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place




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of business, at least three days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to adequate notice.

Section 10.    Quorum and Manner of Acting.

     (a) General Provisions. Except as provided by law, the Certificate of Incorporation or these By-Laws, a majority of the directors then in office (or such other number of directors as the Board of Directors may determine from time to time) shall be necessary at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

     (b) Certain Actions. Notwithstanding the provisions of Section 10(a) and
Section 14 and for so long as there are Lehman Designees on the Board the following listed actions proposed to be taken by the Corporation, directly or indirectly, shall require the affirmative vote of a majority of the directors then in office, including the affirmative vote of at least one of the directors on the Board nominated as director-designees ("Lehman Designees") by the Lehman Group, as such term is defined in the Stockholders' Agreement dated October 15, 1997 between the Corporation and the stockholders identified therein:

     (i) mergers, consolidations, recapitalizations and reorganizations of the Corporation other than with or into a wholly-owned subsidiary of the Corporation;

     (ii) issuances of any capital stock ("Capital Stock") by the Corporation (other than any issuance of Common Stock of the Corporation upon conversion of any convertible stock), including any public offering of Capital Stock;

     (iii) repurchases (other than repurchases of Common Stock issued pursuant to the exercise of options held by employees pursuant to option plans of the Company) of and dividends on Capital Stock by the Corporation or its subsidiaries;

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     (iv) the issuance of employee options representing in excess of 50,000 shares of Capital Stock;

     (v) the acquisition, sale or exchange of assets with a value in excess of $5,000,000;

     (vi) dissolution or liquidation of the Corporation;

     (vii) amendment of the Restated Certificate of Incorporation or these Amended and Restated By-Laws;

     (viii) the incurrence of debt or liens in excess of $10,000,000 in the aggregate;

     (ix) the making of loans, investments or capital expenditures in an aggregate amount in excess of $10,000,000, in each case in any single year;

     (x) transactions with affiliates of the Corporation;

     (xi) engagement in new types of businesses or ventures by the Corporation;

     (xii) prepayments of or amendments to any amount of financing in excess of $10,000,000;

     (xiii) provision of compensation to the Chairman of the Board and other directors or directors of subsidiaries in addition to base compensation of $2,400,000 per annum;

     (xiv) and approval and implementation of any noncompetition agreement with the Chairman of the Board.

     (c) Notwithstanding the foregoing, any consent heretofore granted by Lehman Designees and any action heretofore authorized by the Board of Director or otherwise currently in effect, including but not limited to any employee bonus or compensation plan heretofore approved, shall remain in full force and effect.

Section 11.    Action by Consent.

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.




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Section 12.    Meetings by Telephone, etc.

     Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 13.  Compensation.

            Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board of Directors or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14.  Committees.

            The Board of Directors, by resolution passed by a majority of the whole Board, may designate members of the Board to constitute one or more committees, which shall in each case consist of such number of directors, not fewer than two, and shall have and may exercise such powers as the Board may by resolution determine and specify in the respective resolutions appointing them, subject to Section 10(b) of these By-Laws. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE IV

                                    OFFICERS

Section 1.  Number.

            The officers of the Corporation shall be a Chairman, a President, an Executive Vice President, one or more Vice




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Presidents, a Treasurer and a Secretary. Each such officer shall be elected by the Board of Directors at its initial organization meeting and thereafter at its annual meeting and shall hold office until the next succeeding annual meeting of the Board and until his successor is elected or until his earlier death or resignation or removal in the manner hereinafter provided.

            The Board may elect or appoint such other officers of the Corporation (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

            A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

            All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

            Any officer may resign at any time by giving written notice to the Chairman, President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.  Chairman of the Board.

            The Board of Directors may appoint one of its members to be Chairman of the Board. If so appointed, he shall preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have and exercise such further powers and duties as may from time to time be conferred upon or assigned to him by the Board of Directors. Subject to the direction of the Board, the Chairman shall be the Chief Executive Officer of the Corporation, shall have general charge of the business and affairs of the Corporation and may assign such duties to other officers of the Corporation as he deems appropriate.

Section 3.  President.

            The President shall have such powers and perform such duties as the Board of Directors and the Chief Executive Officer




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may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws.

Section 4.  Executive Vice President.

            The Executive Vice President shall have such powers and perform such duties as the Chief Executive Officer, the President or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws. At the request of the President, or in case of his absence or inability to act, the Executive Vice President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 5.  Vice Presidents.

            Vice Presidents shall have such powers and perform such duties as the Chief Executive Officer, the President or the Board may from time to time prescribe and shall perform such other duties as may be prescribed by these By-Laws.

Section 6.  Treasurer.

            The Treasurer of the Corporation shall have charge and custody of and be responsible for all funds and securities of the Corporation and its books of account.

Section 7.  Secretary.

            The Secretary of the Corporation shall keep the records of all meetings of the stockholders and the Board of Directors. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and all other indicia of title to Properties owned by the Corporation and of its other corporate records.

                                   ARTICLE V

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1.  Execution of Documents.

            Any officer, employee or agent of the Corporation designated by the Board of Directors shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and




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other documents for and in the name of the Corporation, and the Board of Directors may authorize any such officer, employee or agent to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

Section 2.  Deposits.

            All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

                                   ARTICLE VI

                                BOOKS AND RECORDS

            The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE VII

                                      SEAL

            The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the word "Delaware" and figures representing the year of its incorporation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            To the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as now in effect and as from time to time amended, or any successor provisions thereto, the Corporation shall hold harmless and indemnify against any expense, liability or loss (including, without limitation, judgments, fines, settlement payments and the expense of legal counsel) incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not such action is an action by or in the right of the Corporation to



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procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The right to indemnification conferred in this article also shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by applicable law.

            At the discretion of the Board of the Corporation and to the fullest extent permitted by law, the Corporation may purchase insurance at its expense, in amounts and in a manner determined by the Board, to protect itself and any other person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.

                                   ARTICLE IX

                            SHARES AND THEIR TRANSFER

Section 1.  Certificates of Stock.

            Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or it in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Each such certificate shall be signed by the President, the Executive Vice President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.





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Section 2.  Record.

            A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 3.  Transfer of Stock.

            Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on the surrender of the certificate or certificates for such shares properly endorsed.

Section 4.  Lost, Destroyed or Mutilated Certificate.

            In case of the alleged loss or destruction or the mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

Section 5.  Regulations.

            The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them. The Board of Directors may at any time terminate the employment of any transfer agent or any registrar of transfers.

Section 6.  Stockholder Agreements.

            Shares of stock of the Corporation may be subject to one or more agreements abridging, limiting or restricting the rights of any one or more of the stockholders to sell, assign, transfer, mortgage, pledge or hypothecate any or all of the stock of the Corporation held by them, or providing for preemptive rights, or may be subject to one or more agreements providing a purchase option with respect to any shares of stock of the Corporation or establishing certain voting rights and obligations. If such agreements exist, all certificates of shares of stock subject to




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such abridgements, limitations, restrictions, or option shall have reference thereto endorsed on such certificate, and such stock shall not thereafter be transferred on the books of the Corporation except in accordance with the terms and conditions of such agreement or agreements. Copies of such agreement or agreements shall be maintained at the offices of the Corporation.

                                   ARTICLE X

                                   AMENDMENTS

            These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be made, by the Stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors; provided that, for so long as there are directors nominated as Director-Designees by the Lehman Group on the Board of Directors, no such alteration, amendment, repeal or restatement may be approved by the Board of Directors without the affirmative vote of at least one of the Directors nominated by the Lehman Group.


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